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                                                                   EXHIBIT 10.51

                          OFFICER EMPLOYMENT AGREEMENT

      This Officer Employment Agreement ("Agreement") is entered into effective as of January 1, 2005, by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company"), and ROBERT A. PENICKA ("Employee").

      1. TERM. The Company hereby employs Employee and Employee hereby accepts employment pursuant to the terms and provisions of this Agreement for the period commencing January 1, 2005 and terminating December 31, 2006, unless this Agreement is earlier terminated as hereinafter provided. Unless such employment is earlier terminated, upon the expiration of the term of this Agreement, Employee's status shall be one of at-will employment.

      2. SERVICES.

            (a) Employee shall serve as Senior Executive Vice President of the Company. Employee's duties shall be the usual and customary duties of the offices in which Employee serves. Employee shall report to such person as the Chief Executive Officer shall designate. The Board of Directors and/or the Chief Executive Officer of the Company may change employee's title, position and/or duties at any time.

            (b) Employee shall be required to comply with all policies and procedures of the Company, including but not limited to the Company's Code of Conduct, as such shall be adopted, modified or otherwise established by the Company from time to time.

            (c) The Company and Employee agree that the services being provided by Employee for the Company under the terms of this Agreement are unique and intellectual in character and that Employee and the Company are entering into this Agreement so that the Company will have the exclusive benefit of those services during the entire term of the Agreement and any extensions of the Agreement.

      3. SERVICES TO BE EXCLUSIVE. During the term hereof, Employee agrees to devote Employee's full productive time and best efforts to the performance of Employee's duties hereunder pursuant to the supervision and direction of the Company's Board of Directors and its Chief Executive Officer. Employee further agrees, as a condition to the performance by the Company of each and all of its obligations hereunder, that so long as Employee is employed by the Company, Employee will not directly or indirectly render services of any nature to, otherwise become employed by, or otherwise participate or engage in any other business without the Company's prior written consent. Nothing herein contained shall be deemed to preclude Employee from having outside personal investments and involvement with appropriate community activities, and from devoting a reasonable amount of time to such matters, provided that this shall in no manner interfere with or derogate from Employee's work for the Company.

      4. COMPENSATION.

            (a) The Company agrees to pay Employee a base salary at the rate of $500,000 per year, payable in equal installments on regularly scheduled Company pay dates.

            (b) The Company shall pay to Employee a one-time special bonus in the amount of $150,000 (less applicable withholding taxes), which amount shall be paid by February 15, 2005.

            (c) The Company shall provide Employee an opportunity to earn an annual bonus based upon participation in the Company's officer bonus plan as it may or may not exist from time to time. Employee acknowledges that currently all bonuses are discretionary and that the current officer bonus plan does not include any nondiscretionary bonus plan.

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            (d) Employee shall be eligible to participate in the Company's long-term incentive programs as they may or may not exist from time to time. Employee acknowledges that currently all awards under such programs are discretionary.

      5. EXPENSES AND BENEFITS.

            (a) Reasonable and Necessary Expenses. In addition to the compensation provided for in Section 4 hereof, the Company shall reimburse Employee for all reasonable, customary and necessary expenses incurred in the performance of Employee's duties hereunder. Employee shall first account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policy set by the Company for reimbursement of such expenses. The amount, nature, and extent of such expenses shall always be subject to the control, supervision and direction of the Company and its Chief Executive Officer.

            (b) Paid Time Off. Employee shall accrue paid time off in accordance with the terms and conditions of the Company's Paid Time Off Program, as stated in the Company's Employee Handbook, and as may be modified from time to time. Subject to the maximum accrual permitted under the Paid Time Off Program, Employee shall accrue paid time off at the rate of thirty (30) days per year. The time off may be taken any time during the year subject to prior approval by the Company. The Company reserves the right to pay Employee for unused, accrued paid time off benefits in lieu of providing time off.

            (c) Benefits. During Employee's employment with the Company pursuant to this Agreement, the Company shall provide for Employee to:

                  (i) participate in the Company's health insurance and disability insurance plans as the same may be modified from time to time;

                  (ii) receive, if Employee is insurable under usual underwriting standards, term life insurance coverage on Employee's life, payable to whomever Employee directs, in an amount equal to three (3) times Employee's base salary, not to exceed a maximum of $1,500,000.00 in coverage, provided that Employee completes the required health statement and application and that Employee's physical condition does not prevent Employee from qualifying for such insurance coverage under reasonable terms and conditions;

                  (iii) participate in the Company's 401(k) retirement investment plan, employee stock purchase plan and executive deferred compensation plan pursuant to the terms of such plans, as the same may be modified from time to time; and

                  (iv) participate in any other benefit plans the Company provides from time to time to senior executive officers. It is understood that benefit plans within the meaning of this subsection do not include compensation or bonus plans.

            (d) Estate Planning and Other Perquisites. To the extent the Company provides tax and estate planning and related services, or any other perquisites and personal benefits to other senior executive officers generally from time to time, such services and perquisites shall be made available to Employee on the same terms and conditions.

            (e) Country Club Membership. During the term of this Agreement, Employee shall be entitled to use one of the Company's Corporate Country Club Memberships at the Del Mar Country Club in accordance with the Company's country club membership policy, as modified from time to time. Nothing in this Section shall be construed to require the Company to maintain any memberships at Del Mar Country Club.

                                                               Robert A. Penicka

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            (f) Relocation Benefits Package. Employee shall be provided with a relocation benefits package to assist with the relocation of his family to San Diego County, California from Employee's residence in Connecticut, as more fully described in the Relocation Benefits Package attached hereto as Exhibit C and incorporated herein by this reference.

      6. TAXES. Employee acknowledges that Employee is responsible for all taxes related to Employee's compensation except for those taxes for which the Company is obligated to pay under applicable law, regulation or written agreement. Employee agrees that the Company may withhold from Employee's compensation any amounts that the Company is required to withhold under applicable law or regulation.

      7. BUSINESS ISSUES.

            (a) Other Business. To the fullest extent permitted by law, Employee agrees that, while employed by the Company, Employee will not, directly or indirectly (whether as employee, agent, consultant, holder of a beneficial interest, creditor, or in any other capacity), engage in any business or venture which conflicts with Employee's duties under this Agreement, including services that are directly or indirectly in competition with the business of the Company or any of its affiliates, or have any interest in any person, firm, corporation, or venture which engages directly or indirectly in competition with the business of the Company or any of its affiliates. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund.

            (b) Other Employees. Except as may be required in the performance of Employee's duties hereunder, Employee shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by the Company or any of its affiliates to terminate such employment. This obligation shall remain in effect while Employee is employed by the Company and for a period of one (1) year thereafter.

            (c) Suppliers. While employed by the Company, and for one (1) year thereafter, Employee shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to the Company or any of its affiliates to diminish or cease furnishing such goods, services or credit.

            (d) Conflict of Interest. While employed by the Company, Employee shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Employee's duties and obligations to the Company.

            (e) Non-Interference. While employed by the Company, and for one (1) year thereafter, Employee shall not in any way undertake to harm, injure or disparage the Company, its officers, directors, employees, agents, affiliates, vendors, products, or customers, or their successors, or in any other way exhibit an attitude of hostility toward them. Employee understands that it is the policy of the Company that only the Chief Executive Officer, the Senior Vice President of Global Press and Public Relations, and their specific designees may speak to the press or media about the Company or its business, and agrees not to interfere with the Company's press and public relations by violating this policy.

                                                               Robert A. Penicka

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      8. TERMINATION.

            (a) Termination by the Company without Substantial Cause. Employee's employment under this Agreement may be terminated by the Company at any time without substantial cause. In the event of a termination by the Company without substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested long-term incentive awards held by Employee as of the date of such termination. In addition to the foregoing and subject to the provisions thereof, Employee shall be eligible to receive Special Severance as described in
Section 19 and Incentive Payments as described in Section 20.

            (b) Termination by the Company for Substantial Cause or by Employee without Good Reason. Employee's employment under this Agreement may be terminated immediately by the Company for substantial cause or by Employee without good reason. In the event of any such termination, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) no other severance. "Substantial cause" shall mean for purposes of this subsection Employee's (i) failure to substantially perform his duties; (ii) material breach of this Agreement; (iii) misconduct, including but not limited to, use or possession of illegal drugs during work and/or any other action that is damaging or detrimental in a significant manner to the Company;
(iv) conviction of, or plea of guilty or nolo contendere to, a felony; or (v) failure to cooperate with, or any attempt to obstruct or improperly influence, any investigation authorized by the Board of Directors or any governmental or regulatory agency or entity.

            (c) Termination by Employee for Good Reason. Employee's employment under this Agreement may be terminated immediately by Employee for good reason at any time. In the event of a termination by Employee for good reason, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested long-term incentive awards held by Employee as of the date of such termination. In addition to the foregoing and subject to the provisions thereof, Employee shall be eligible to receive Special Severance as described in Section 19 and Incentive Payments as described in Section 20. "Good Reason" shall mean for purposes of this subsection a material breach of this Agreement by the Company.

            (d) Termination Due to Permanent Disability. Subject to all applicable laws, Employee's employment under this Agreement may be terminated immediately by the Company in the event Employee becomes permanently disabled. Permanent disability shall be defined as Employee's failure to perform or being unable to perform all or substantially all of Employee's duties under this Agreement for a continuous period of more than six (6) months on account of any physical or mental disability, either as mutually agreed to by the parties or as reflected in the opinions of three qualified physicians, one of which has been selected by the Company, one of which has been selected by Employee, and one of which has been selected by the two other physicians jointly. In the event of a termination by the Company due to Employee's permanent disability, Employee shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) severance payments equal to Employee's then current base salary at the same rate and on the same payment schedule as in effect at the time of termination for a period of time equal to twenty-four (24) months from the date of termination; (iii) the immediate vesting of outstanding but unvested long-term incentive awards held by Employee as of such termination date; (iv) the payment of premiums owed for COBRA or Cal-COBRA insurance benefits for the maximum time allowable under COBRA or Cal-COBRA, but not to exceed twenty-four
(24) months under any circumstances; and (v) no other severance. The Company shall be entitled to take, as an offset against any amounts due pursuant to subsections (i) and (ii) above, any amounts received by Employee pursuant to disability or other insurance, or similar sources, provided by the Company.

            (e) Termination by Mutual Agreement of the Parties. Employee's employment pursuant to this Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the consequences specified in such agreement.

                                                               Robert A. Penicka

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            (f) Pre-Termination Rights. The Company shall have the right, at its option, to require Employee to vacate his office or otherwise remain off the Company's premises and to cease any and all activities on the Company's behalf without such action constituting a termination of employment or a breach of this Agreement.

      9. RIGHTS UPON A CHANGE IN CONTROL.

            (a) Notwithstanding anything in this Agreement to the contrary, if upon or at any time during the term of this Agreement there is a Termination Event (as defined below) that occurs within one (1) year following any Change in Control (as defined in Exhibit A), Employee shall be treated as if Employee had been terminated by the Company without substantial cause pursuant to Section 8(a).

            (b) A "Termination Event" shall mean the occurrence of any one or more of the following, and in the absence of Employee's permanent disability (defined in Section 8(d)), Employee's death, or any of the factors enumerated in
Section 8(b) providing for termination by the Company for substantial cause:

                  (i) the termination or material breach of this Agreement by the Company;

                  (ii) a failure by the Company to obtain the assumption of this Agreement by any successor to the Company or any assignee of all or substantially all of the Company's assets;

                  (iii) any material diminishment in the title, position, duties, responsibilities or status that Employee had with the Company, as a publicly traded entity, immediately prior to the Change in Control;

                  (iv) any reduction, limitation or failure to pay or provide any of the compensation, reimbursable expenses, stock options, incentive programs, or other benefits or perquisites provided to Employee under the terms of this Agreement or any other agreement or understanding between the Company and Employee, or pursuant to the Company's policies and past practices as of the date immediately prior to the Change in Control; or

                  (v) any requirement that Employee relocate or any assignment to Employee of duties that would make it unreasonably difficult for Employee to maintain the principal residence Employee had immediately prior to the Change in Control.

            (c) To the extent that any or all of the payments and benefits provided for in this Agreement and pursuant to any other agreements with Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code") and, but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then the aggregate amount of such payments and benefits shall be reduced by the minimum amounts necessary to equal one dollar less than the amount which would result in such payments and benefits being subject to such excise tax. The reduction, unless the employee elects otherwise, shall be in such order that provides employee with the greatest after-tax amount possible. All determinations required to be made under this Section 9, including whether a payment would result in a parachute payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm agreed to by Company and Employee. The Company shall pay the cost of the accounting firm and shall provide detailed supporting calculations both to the Company and the Employee. The determination of the accounting firm shall be final and binding upon the Company and the Employee, except that if, as a result of subsequent events or conditions (including a subsequent payment or the absence of a subsequent payment or a determination by the Internal Revenue Service or applicable court), it is determined that the excess parachute payments, excise tax or any reduction in the amount of payments and benefits, is or should be other than as determined initially, an appropriate adjustment shall be made, as applicable, to reflect the final determination.

                                                               Robert A. Penicka

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      10. SURRENDER OF EQUIPMENT, BOOKS AND RECORDS. Employee understands and agrees that all equipment, books, records, customer lists and documents connected with the business of the Company and/or its affiliates are the property of and belong to the Company. Under no circumstances shall Employee remove from the Company's facilities any of the Company's and/or its affiliates' equipment, books, records, documents, lists or any copies of the same without the Company's permission, nor shall Employee make any copies of the Company's and/or its affiliates' books, records, documents or lists for use outside the Company's office except as specifically authorized by the Company. Employee shall return to the Company and/or its affiliates all equipment, books, records, documents and customer lists belonging to the Company and/or its affiliates upon termination of Employee's employment with the Company.

      11. GENERAL RELATIONSHIP. Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

      12. TRADE SECRETS AND CONFIDENTIAL INFORMATION.

            (a) As used in this Agreement, the term "Trade Secrets and Confidential Information" means information, whether written or oral, not generally available to the public, regardless of whether it is suitable to be patented, copyrighted and/or trademarked, which is received from the Company and/or its affiliates, either directly or indirectly, including but not limited to (i) concepts, ideas, plans and strategies involved in the Company's and/or its affiliates' products, (ii) the processes, formulae and techniques disclosed by the Company and/or its affiliates to Employee or observed by Employee, (iii) the designs, inventions and innovations and related plans, strategies and applications which Employee develops during the term of this Agreement in connection with the work performed by Employee for the Company and/or its affiliates; and (iv) third party information which the Company and/or its affiliates has/have agreed to keep confidential.

            (b) Notwithstanding the provisions of subsection 12(a), the term "Trade Secrets and Confidential Information" does not include (i) information which, at the time of disclosure or observation, had been previously published or otherwise publicly disclosed; (ii) information which is published (or otherwise publicly disclosed) after disclosure or observation, unless such publication is a breach of this Agreement or is otherwise a violation of contractual, legal or fiduciary duties owed to the Company, which violation is known to Employee; or (iii) information which, subsequent to disclosure or observation, is obtained by Employee from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to the Company with respect to such information, and is known by Employee) and who is not required to refrain from disclosing such information to others.

            (c) While employed by the Company, Employee will have access to and become familiar with various Trade Secrets and Confidential Information. Employee acknowledges that the Trade Secrets and Confidential Information are owned and shall continue to be owned solely by the Company and/or its affiliates. Employee agrees that Employee will not, at any time, whether during or subsequent to Employee's employment by the Company and/or its affiliates, use or disclose Trade Secrets and Confidential Information for any competitive purpose or divulge the same to any person other than the Company or persons with respect to whom the Company has given its written consent, unless Employee is compelled to disclose it by governmental process. In the event Employee believes that Employee is legally required to disclose any Trade Secrets or Confidential Information, Employee shall give reasonable notice to the Company prior to disclosing such information and shall assist the Company in taking such legally permissible steps as are reasonable and necessary to protect the Trade Secrets or Confidential Information, including, but not limited to, execution by the receiving party of a non-disclosure agreement in a form acceptable to the Company.

                                                               Robert A. Penicka

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            (d) Employee agrees to execute such secrecy, non-disclosure, patent, trademark, copyright and other proprietary rights agreements, if any, as the Company may from time to time reasonably require.

            (e) The provisions of this Section 12 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.

      13. ASSIGNMENT OF RIGHTS.

            (a) As used in this Agreement, "Designs, Inventions and Innovations," whether or not they have been patented, trademarked, or copyrighted, include, but are not limited to designs, inventions, innovations, ideas, improvements, processes, sources of and uses for materials, apparatus, plans, systems and computer programs relating to the design, manufacture, use, marketing, distribution and management of the Company's and/or its affiliates' products.

            (b) As a material part of the terms and understandings of this Agreement, Employee agrees to assign to the Company all Designs, Inventions and Innovations developed, conceived and/or reduced to practice by Employee, alone or with anyone else, in connection with the work performed by Employee for the Company during Employee's employment with the Company, regardless of whether they are suitable to be patented, trademarked and/or copyrighted.

            (c) Employee agrees to disclose in writing to the President of the Company any Design, Invention or Innovation relating to the business of the Company and/or its affiliates, which Employee develops, conceives and/or reduces to practice in connection with any work performed by Employee for the Company, either alone or with anyone else, while employed by the Company and/or within twelve (12) months of the termination of employment. Employee shall disclose all Designs, Inventions and Innovations to the Company, even if Employee does not believe that he or she is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign his or her interest in such Design, Invention or Innovation to the Company. If the Company and Employee disagree as to whether or not a Design, Invention or Innovation is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included.

            (d) Pursuant to California Labor Code Section 2870, the obligation to assign as provided in this Agreement does not apply to any Design, Invention or Innovation to the extent such obligation would conflict with any state or federal law. The obligation to assign as provided in this Agreement does not apply to any Design, Invention or Innovation that Employee developed entirely on Employee's own time without using the Company's equipment, supplies, facilities or Trade Secrets and Confidential Information except those Designs, Inventions or Innovations that either:

                  (i) Relate at the time of conception or reduction to practice to the Company's and/or its affiliates' business, or actual or demonstrably anticipated research of the Company and/or its affiliates; or

                  (ii) Result from any work performed by Employee for the Company and/or its affiliates.

            (e) Employee agrees that any Design, Invention and/or Innovation which is required under the provisions of this Agreement to be assigned to the Company shall be the sole and exclusive property of the Company. Upon the Company's request, at no expense to Employee, Employee shall execute any and all proper applications for patents, copyrights and/or trademarks, assignments to the Company, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents (both within and without the United States) in all Designs, Inventions and Innovations belonging to the Company.

                                                               Robert A. Penicka

            (f) The provisions of this Section 13 shall survive the termination or expiration of this Agreement, and shall be binding upon Employee in perpetuity.

      14. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the successors and assigns of the Company. Employee shall have no right to assign his rights, benefits, duties, obligations or other interests in this Agreement, it being understood that this Agreement is personal to Employee.

      15. ENTIRE UNDERSTANDING. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and no other representations, warranties or agreements whatsoever as to that subject matter have been made by Employee or the Company. This Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Agreement replaces and supersedes any and all prior understandings or agreements between Employee and the Company regarding employment.

      16. NOTICES. Any notice, request, demand, or other communication required or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to Employee at the address currently on file with the Company, and to the Company at:

            Company: Callaway Golf Company
                     2180 Rutherford Road
                     Carlsbad, California 92008
                     Attn: Steven C. McCracken
                     Senior Executive Vice President, Chief Legal Officer

or to such other address as Employee or the Company may from time to time furnish, in writing, to the other.

      17. IRREVOCABLE ARBITRATION OF DISPUTES.

            (a) EMPLOYEE AND THE COMPANY AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO EMPLOYEE'S EMPLOYMENT, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS, BUT EXCLUDING WORKERS' COMPENSATION, UNEMPLOYMENT MATTERS, OR ANY MATTER FALLING WITHIN THE JURISDICTION OF THE STATE LABOR COMMISSIONER. THE PARTIES AGREE THAT ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ARBITRABLE DISPUTES.

            (b) EMPLOYEE AND THE COMPANY AGREE THAT THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ISSUE PROVISIONAL RELIEF. EMPLOYEE AND THE COMPANY FURTHER AGREE THAT EACH HAS THE RIGHT, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE
SECTION 1281.8, TO APPLY TO A COURT FOR A PROVISIONAL REMEDY IN CONNECTION WITH AN ARBITRABLE DISPUTE SO AS TO PREVENT THE ARBITRATION FROM BEING RENDERED INEFFECTIVE.

            (c) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE COMMUNICATED TO THE OTHER PARTY PRIOR TO THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS.

                                                               Robert A. Penicka

            (d) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL RULES STATED IN THE NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN EMPLOYMENT-RELATED DISPUTES, OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWER TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE AMERICAN ARBITRATION ASSOCIATION WILL BE SELECTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES. THE COMPANY SHALL PAY THE COSTS OF THE ARBITRATOR'S FEES.

            (e) THE ARBITRATION WILL BE DECIDED UPON A WRITTEN DECISION OF THE ARBITRATOR STATING THE ESSENTIAL FINDINGS AND CONCLUSIONS UPON WHICH THE AWARD IS BASED. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO AWARD DAMAGES, IF ANY, TO THE EXTENT THAT THEY ARE AVAILABLE UNDER APPLICABLE LAW(S). THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. EITHER PARTY MAY SEEK REVIEW PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1286, ET SEQ.

            (f) IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND JUST RESULT. THE ARBITRATOR SHALL ALLOW REASONABLE DISCOVERY AS PROVIDED IN THE CALIFORNIA ARBITRATION ACT, BUT SHALL CONTROL THE AMOUNT AND SCOPE OF DISCOVERY.

            (g) THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THE AGREEMENT, AND SHALL BE BINDING UPON THE PARTIES.

THE PARTIES HAVE READ SECTION 17 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

              ______ (EMPLOYEE)                 ______ (COMPANY)

      18. MISCELLANEOUS.

            (a) Headings. The headings of the several sections and paragraphs of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

            (b) Waiver. Failure of either party at any time to require performance by the other of any provision of this Agreement shall in no way affect that party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

            (c) Applicable Law. This Agreement shall constitute a contract under the internal laws of the State of California and shall be governed and construed in accordance with the laws of said state as to both interpretation and performance.

            (d) Severability. In the event any provision or provisions of this Agreement is or are held invalid, the remaining provisions of this Agreement shall not be affected thereby.

                                                               Robert A. Penicka

            (e) Advertising Waiver. Employee agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products of the Company and/or its affiliates, or the machinery and equipment used in the manufacture thereof, in which Employee's name and/or pictures of Employee taken in the course of Employee's provision of services to the Company and/or its affiliates, appear. Employee hereby waives and releases any claim or right Employee may otherwise have arising out of such use, publication or distribution.

            (f) Counterparts. This Agreement may be executed in one or more counterparts which, when fully executed by the parties, shall be treated as one agreement.

      19. SPECIAL SEVERANCE.

            (a) Amount. Special Severance shall consist of (i) severance payments equal to one-half of Employee's then-current base salary paid at the rate and on the same payment schedule as in effect at the time of termination for a period of time equal to twenty-four (24) months from the date of termination; (ii) the payment of premiums owed for COBRA or Cal-COBRA insurance benefits for a period of time equal to the maximum time allowable under COBRA or Cal-COBRA, but not to exceed twenty-four (24) months in any event; and (iii) no other severance.

            (b) Conditions on Receiving Special Severance. Notwithstanding anything else to the contrary, it is expressly understood that any obligation of the Company to pay Special Severance pursuant to this Agreement shall be subject to: (i) Employee's continued compliance with the terms and conditions of Sections 7(b), 7(c), 7(e), 12, 13 and 17; (ii) Employee's continued forbearance from directly, indirectly or in any other way, disparaging the Company, its officers or employees, vendors, customers, products or activities, or otherwise interfering with the Company's press, public and media relations; and (iii) the execution by Employee, prior to receiving any Special Severance, of a release in the form attached hereto as Exhibit B.

      20. INCENTIVE PAYMENTS.

            (a) Terms and Conditions. Subject to the requirements set forth in this Section, Employee shall be eligible for Incentive Payments in the event that Employee is terminated by the Company without substantial cause pursuant to Sections 8(a) or 9(a), or terminates employment for good reason pursuant to
Section 8(c). Incentive Payments shall be equal to one-half of Employee's then-current base salary paid at the rate and on the same payment schedule as in effect at the time of termination for a period of time equal to twenty-four (24) months from the date of termination. Incentive Payments shall be conditioned upon Employee choosing not to engage (whether as an owner, employee, agent, consultant, or in any other capacity) in any business or venture that competes with the business of the Company or any of its affiliates. If Employee chooses to engage in such activities, then the Company shall have no obligation to make Incentive Payments for the period of time during which Employee chooses to do so.

            (b) Sole Consideration. Employee and the Company agree and acknowledge that the sole and exclusive consideration for the Incentive Payments is Employee's agreement as described in subparagraph (a) above. In the event that subparagraph (a) is deemed unenforceable or invalid for any reason, then the Company will have no obligation to make Incentive Payments for the period of time during which it has been deemed unenforceable or invalid. The obligations and duties of this Section 20 shall be separate and distinct from the other obligations and duties set forth in this Agreement, and any finding of invalidity or unenforceability of this Section 20 shall have no effect upon the validity or invalidity of the other provisions of this Agreement.

      21. TREATMENT OF SPECIAL SEVERANCE AND INCENTIVE PAYMENTS. Any Special Severance and Incentive Payments shall be subject to usual and customary employee payroll practices and all applicable withholding requirements. Except for the amounts specifically provided pursuant to

                                                               Robert A. Penicka

Sections 8, 19 and 20, Employee shall not be entitled to any further compensation, bonus, damages, restitution, relocation benefits, or other severance benefits upon termination of employment. The amounts payable to Employee pursuant to these Sections shall not be treated as damages, but as compensation to which Employee may be entitled by reason of termination of employment under the applicable circumstances. The Company shall not be entitled to set off against the amounts payable to Employee pursuant to Sections 8, 19 and 20 any amounts earned by Employee in other employment after termination of Employee's employment with the Company pursuant to this Agreement, or any amounts which might have been earned by Employee in other employment had Employee sought such other employment. The provisions of Sections 8, 19 and 20 shall not limit Employee's rights under or pursuant to any other agreement or understanding with the Company regarding any pension, profit sharing, insurance or other employee benefit plan of the Company to which Employee is entitled pursuant to the terms of such plan.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date first written above.

EMPLOYEE                                     COMPANY

                                             Callaway Golf Company,
                                             a Delaware corporation

/s/ Robert A. Penicka                    By: /s/ William C. Baker
-----------------------------                -----------------------------------
Robert A. Penicka                            William C. Baker
                                             Chairman of the Board and
                                             Chief Executive Officer

                                                               Robert A. Penicka